EXHIBIT 23.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 2004 relating to the financial statements of UIL Holdings Corporation, which appears in UIL Holdings Corporation's 2003 Form Annual Report on 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated January 26, 2004 relating to the financial statement schedule, which appears in UIL Holdings Corporation's 2003 Annual Report on Form 10-K.


PricewaterhouseCoopers LLP

New York, New York
June 28, 2004